[MAYER, BROWN & PLATT LETTERHEAD]




                                                             Exhibit 5





EDWARD J. SCHNEIDMAN
Direct Dial (312) 701-7348
Direct Fax (312) 706-8200
eschneidman@mayerbrown.com


                                       May 20, 1998





The Board of Directors
AvTel Communications, Inc.
501 Bath Street
Santa Barbara, California 93101

Ladies and Gentlemen:

         We have acted as special counsel to AvTel Communications, Inc., a Delaware corporation (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by the Company of an aggregate of 1,292,000 shares of common stock (the "Shares") of the Company, $.01 par value per share, with the Securities and Exchange Commission (the "SEC") in connection with the Amended and Restated 1997 Option Plan (New Best Connection, Inc.) (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement"), relating to such Shares.

         As special counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Certificate of Incorporation and Bylaws, resolutions of the Board of Directors, and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Shares will have been duly authorized for issuance, and when the Shares are



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The Board of Directors
AvTel Communications, Inc.
May 20, 1998
Page 2


issued and delivered in accordance with the Company Proceedings and the Plan, the Shares will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Mayer, Brown & Platt

                                              MAYER, BROWN & PLATT